                             EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as July 7, 1997, is entered into between BOLLE' INC. (the "Company") and Gary Kiedaisch (the "Employee").

                                  WITNESSETH:

         WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

         NOW, THEREFORE, is considerations of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

         1. Employment. The Company hereby employs the Employee as the Chief Executive Officer, President and a Director of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. Term. The term of this Agreement shall be three (3) years, commencing on August 4, 1997 and ending on the third anniversary of such date (the "Initial Term"), subject to earlier termination pursuant to the provisions of Section 10. The employment of the Employee shall automatically continue hereunder following the Initial Term for successive one (1) year periods (the "Renewal Terms") unless the Company or the Employee gives notice to the other at least six (6) months prior to the end of the Initial Term. Following the Initial Term, the employment of the Employee hereunder may be terminated at the end of any Renewal Term by delivery by either the Employee or the Company of a written notice to the other party at least ninety (90) days prior to the end of any Renewal Term.

         3. Duties. During the term of this Agreement, the Employee shall serve as the Chief Executive Officer, President and a Director of the Company and shall perform all duties commensurate with his position and as may be assigned to him by the Chairman or Chief Executive Officer of BEC Group Inc,
(BEC) and /or by the Board of Directors of Bolle' Inc. consistent with such position. The Employee shall devote substantially all of his time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company as necessary to diligently and competently perform the duties of his position.

4.       Compensation and Benefits.

         (a) During the term of this Agreement of the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of two hundred fifty thousand dollars ($250,000) per year (the "Base Compensation"). The Base Compensation shall be reviewed annually and shall be increased by a minimum equal to the percentage increase in the Consumer Price Index. In addition, the Employee shall be eligible for an annual bonus for each of the years ending December 31, 1997, 1998 and 1999, equalling $37,500 for achieving 90% of is budgeted annual earnings; $75,000 for achieving 100% of is budgeted annual earnings; and $150,000 for achieving 110% of its budgeted annual earnings. Notwithstanding the foregoing, Employee shall receive a minimum guaranteed bonus of $37,500 for the calendar year ending December 31, 1997. The Employee's salary shall be payable in accordance with the normal payroll practices of the company and shall be subject to withholding for applicable taxes and other amounts. During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, such medical, dental, long term disability and life insurance, and 401K or similar deferred benefit or retirement plans, and other fringe benefit plans or policies as the Company or BEC (as the case may be) may make available to, or have in effect for its United States personnel with commensurate duties within the BEC Group from time to time. The Company retains the rights to terminate or alter any such plans or policies from time to time. The Employee shall also be entitled to vacations, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties at the Company or at BEC.

         (b) Additionally, Employee will receive an initial grant of 500,000 options on the common stock of BEC vesting in equal increments over the next four years. The exercise price for such options will be the closing price on the date hereof. The above option grant will be exchanged for stock options of Bolle' Inc. (upon a stock split or initial public offering) having an equivalent economic value to the initial grant. The parties have entered into a separate Memorandum of Understanding related to those options, of even or near date, which Memorandum is adopted by the parties as part of this Agreement, and is incorporated herein by reference.

5. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the


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Employee on behalf of the Employer in connection with the performances of services under this Agreement.

6. Representation of Employee. Except as set forth in Paragraph 3 hereof, the Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or non compete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his material duties under this Agreement.

7. Confidentiality. (For purposes of this Section 7, all references to the Company shall be deemed to include the Company's subsidiaries and affiliated entities.)

         (a) Confidential Information. The Employee acknowledges that he will have knowledge of and access to, proprietary and confidential information of the Company, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes of general public knowledge from authorized sources other than the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

         (b) Return of Confidential Information. Upon the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business.

         8. Noncompetition. (For purposes of this Section 8, all references to the Company shall be deemed to include the Company and the Company's affiliates.) During the terms set forth below, the Employee will not utilize his special knowledge of the business of the Company and his relationships with customers and suppliers of the Company to compete with the Company. During the term of this Agreement and for a period of twelve (12) months after the expiration or termination of this Agreement (other than termination due to breach by the Company), the Employee shall not engage, directly or indirectly or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products are marketed, alone or in association with others, as principal, officer, agent, employee, capital, lending of money or property, rendering of services or otherwise, in any business directly competitive with or similar to that engaged in by the Company (it being understood hereby, that the ownership by the Employee of 2% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 8). During the same period, the Employee shall not, and shall not permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two years, a customer of the Company or any successor to the business of the Company (other than for purposes which are not competitive with the Company) or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company or such successor. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or services, whether or not such use would be in a business competitive with that of the Company.

         9. Remedies. The restrictions set forth in Section 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the Company would be irreparably harmed and the monetary damages would not provide an adequate remedy in the even of a breach of the provisions of
Section 7 or 8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to seek injunctive and other equitable relief to secure the enforcement of these provisions. If any provisions of Sections 7 or 8 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, Section 7 and 8 will be deemed amended to the extent allowed by the Court in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

        The parties further acknowledge that the Employee would be irreparably harmed if the Company sought an injunction under this


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

Paragraph without a substantial reasonable basis. If the Company seeks an injunction without a substantial reasonable basis, and Employee is the prevailing party, then, Employee shall be entitled to recover damages, including attorney's fees and cost.

         10. Termination. This Agreement may be terminated prior to the expiration of the term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

                  (a). Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

                  (b). Disability. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purpose of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of 120 consecutive days or for an aggregate of 180 days, whether or not consecutive, in any twelve month period, due to illness, accident or any other physical or mental incapacity.

                  (c). Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement not cured within ten (10 days) after notice of such breach is given by the Company to the Employee;
(ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement, or Employee's willful refusal to perform any of his duties or responsibilities required pursuant to this Agreement; (iii) fraud, criminal conduct or embezzlement by the Employee; or (iv) Employee's misappropriation for personal use of assets or business opportunities of the Company.

                  (d). Without Cause. This Agreement may be terminated on thirty (30) days' notice (the thirteenth day following such notice being herein sometimes called the "Termination Date") by the Company without cause, subject to the provisions of Section 11. Without limiting the generality of the foregoing, for the purposes of this Agreement, any material reduction in Employee's aggregate compensation or duties to which Employee has not agreed shall, at Employee's option, be deemed termination without cause.

11.      RIGHTS UPON TERMINATION/SPECIAL BONUS.

                  (a) If this Agreement is terminated without cause by the Company, the Employee shall be entitled to a severance payment equal to one year's Base Compensation or all remaining Base Compensation due hereunder for the remainder of the term hereof, whichever is greater, plus the pro rata portion of bonus, and continuance of his existing benefits, on the same basis as prior to termination (subject to such changes as the Company, in its sole discretion, may make generally to its benefit plans from time to time) during such period.

                  (b) All non-vested stock options referred to in Section 2 and in the Memorandum of Understanding between the parties, held by the Employee at the time of termination without cause, shall thereupon immediately become fully vested, and Employee shall have all those rights set forth in that Memorandum of Understanding, which rights shall survive the termination of Employee's employment.

                  (c) In the event of the sale of the Company, either as an asset sale of all or substantially all of the assets, or of all or substantially all of the stock of the Company, the Company shall pay a special bonus to the Employee, to be mutually agreed upon at such time.

12.      MISCELLANEOUS.

                  (a) Survival. The provisions of Sections 7, 8, 9, and 11 (and the Memorandum of Understanding) shall survive the termination of this Agreement.

                  (b) Entire Agreement. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                  (c) Modification. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; provided, however, that the Employee's compensation may be increased at any time by the Company without in an way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

                  (d) Waiver. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                  (e) Successors and Assigns. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their legal representative, heirs, successors and assigns.

                  (f) Communication. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the recipient's address set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

         To the Company:       BEC Group, Inc.
                               555 Theodore Fremd Avenue
                               Suite B-302
                               Rye, NY 10580
                               Attn:  Martin E. Franklin

         To the Employee:      Gary Kiedaisch

                               --------------------------
                               147 Potter Hill Road
                               Gilford, NH 03246


                  (g) Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provision of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                  (h) Governing Law. This Agreement is made and executed and shall be governed by the laws of New York, without regard to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the dates set forth above.

BOLLE' INC.


By:                                       /s/ Gary Kiedaish
   ------------------------------        -----------------------------

Its:                                      GARY KIEDAISCH
    -----------------------------        -----------------------------


Acknowledged and Agreed:

BEC GROUP, INC.

By: /s/  Martin Franklin
    -----------------------------

Its:  Chairman
    -----------------------------

                          MEMORANDUM OF UNDERSTANDING


         This Memorandum of Understanding is made as of July 7, 1997 by and between Bolle' Inc. ("Company") and Gary Kiedaisch ("Employee").


                                   RECITALS

A. The Company and the Employee are parties to that certain Employment Agreement of even date herewith (the "Employment Agreement").

B. The Employee has represented to the Company that, as a result of his acceptance of employment with the Company pursuant to the Employment Agreement, the Employee will forfeit restricted stock awards and stock options granted by his prior employer, valued by the Employee at $338,000.

C. Pursuant to the Employment Agreement, the Employee shall receive certain options to acquire common stock of BEC Group, Inc. ("the Options").

D. The Company desires to provide the Employee assurances based on his potential gain on the Options in compensation of the forfeitures referred to above.

E. The Company desires to assure the Employee that he will suffer no economic loss as a result of entering into the Employment Agreement between the parties dated July 7, 1997, related to his forfeiture of the restricted stock awards and stock options granted to him by his prior employer.

         In consideration of the premises, and for other good and valuable consideration, receipt of which is acknowledged hereof, the parties agree as follows:

1. Pursuant to the Employment Agreement, the options shall be exercisable at an exercise price per share equal to the closing price of BEC common stock on the date hereof (the "exercise price").

2. Effective as of the close of business, July 6, 2001, the parties will calculate the nominal gain (the "Gain") on the Options, based on the difference between the closing price of BEC common stock on such date and the exercise price; provided, that in the event Bolle' Inc. options have been substituted for the options, in that event the Gain shall be based on the nominal gain between the exercise price thereof and the closing price thereof on July 6, 2001.

3. The Gain shall be calculated with reference to all options originally granted (or the total number of substitute Bolle' Inc.

options, as the case may be), regardless whether the Employee has exercised any of such options. Notwithstanding the foregoing, in the event that the Employee has exercised any portion of the Options prior to July 6, 2001 on any date on which the closing price of BEC common stock exceeds the closing price of such stock on July 6, 2001, then the Gain shall be reduced by such excess multiplied by the number of shares concerned.

4. (a) If Employee is still employed on July 6, 2001, or if employee has been terminated prior to July 6, 2001 under Paragraph 10 (d) of his Employment Agreement, then, in the event the Gain is less than $500,000, the Company promptly shall pay the Employee in cash, no later than July 31, 2001, the difference between $500,000 and the Gain. In the event the Gain is equal to or greater than $500,000, the Company shall have no further obligation hereunder.

         (b) If Employee has been terminated prior to July 6, 2001 for any reason other than that set forth in Paragraph 10 (d) of his Employment Agreement, then, in the event the Gain is less than $338,000, the Company promptly shall pay the Employee in cash, no later than July 31, 2001, the difference between $338,000 and the Gain. In the event the Gain is equal to or greater than $338,000, the Company shall have no further obligation hereunder.

5. This Memorandum may not be modified or amended except in writing signed by both parties.

6. This Memorandum is incorporated into and made a part of the Employment Agreement between the parties, dated July 7, 1997.

7. This Memorandum is made and executed in and shall be governed by the laws of the State of New York.

8. This Memorandum and the rights and obligations of the parties shall survive any termination of Employee's employment by the Company.

9. This Memorandum shall be binding on BEC Group, Inc., its successors or assigns, to the extent not fully honored by the Company.

         IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date set forth above.

BOLLE' INC.


By: /s/ Martin Franklin               /s/ Gary Kiedaisch
   ------------------------------        -----------------------------
Its: Chairman                             Gary Kiedaisch
   ------------------------------


Acknowledged and Agreed:


BEC GROUP, INC.

By: /s/ Martin Franklin
   ------------------------------

Its:  Chairman
    -----------------------------